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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NESS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	98-0346908 (I.R.S. Employer Identification no.)
Ness Tower, Atidim High-Tech Industrial Park Building 4, Tel Aviv, Israel (Address of Principal Executive Offices)	61580 (Zip Code)

If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act
and is effective pursuant to General Instruction A.(c),
please check the following box. ☐
If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction
A.(d), please check the following box. ☒
Securities Act registration statement file number to which this form relates:	333-115260
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on Which Each Class is to be Registered
None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share (Title of Class)

Item 1.    Description of Registrant's Securities To Be Registered.

        The description of the common stock, $0.01 par value per share, Ness Technologies, Inc. (the "Registrant") set forth under the caption "Description of Capital Stock" in the prospectus initially filed by the Registrant with the Securities and Exchange Commission on May 7, 2004, as part of the Registration Statement on Form S-1 (No. 333-115260), as amended from time to time (the "Form S-1 Registration Statement"), is incorporated by reference in answer to this Item. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.    Exhibits.

        The following exhibits are filed as part of this Registration Statement.

3.1*
Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the completion of the offering covered by the Form S-1 Registration Statement.

3.2*
Form of Amended and Restated Bylaws of the Registrant, to be effective upon the completion of the offering covered by the Form S-1 Registration Statement.

4.1*
Specimen Certificate for the Registrant's common stock.

*    Incorporated by reference to the identically numbered exhibit to the Form S-1 Registration Statement initially filed by the Registrant on May 7, 2004, as amended (File No. 333-115260).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 23, 2004	NESS TECHNOLOGIES, INC.
	By:	/s/ RAVIV ZOLLER
Name: Raviv Zoller Title: President and Chief Executive Officer

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